                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported) November 15, 1999
                                                 -----------------

                                       OXIS INTERNATIONAL, INC.
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

Delaware                                          0-8092                      94-1620407
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(State or Other Jurisdiction of          (Commission File Number)       (IRS Employer Identification
   Incorporation)                                                            Number)

6040 N. Cutter Circle, Suite 317               Portland, OR                   97217-3935
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code.                   (503) 283-3911
                                                   -------------------------------------------------


____________________________________________________________________________________________________
                      (Former Name or Former Address if Changes Since Last Report)
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                  Item 2. Acquisition or Disposition of Assets
                  --------------------------------------------

On November 15, 1999, OXIS International, Inc. ("OXIS") entered into an
Agreement with Enzon, Inc. ("Enzon") pursuant to which OXIS assigned to Enzon the rights to its patents relating to polyalkylene glycols. OXIS retained a non-exclusive perpetual paid-up license under these patents for PEG conjugated superoxide dismutase. The Agreement is filed herewith as Exhibit 10.1.

In exchange for the assignment, OXIS received an up-front cash payment of $600,000, and will receive an additional cash amount of $225,000 upon FDA approval of the first U.S. product covered by these patents. Additionally, Enzon will pay a royalty based on net sales of High Molecular Weight polyalkylene glycol products it hereinafter chooses to develop and sell, which are covered by these OXIS patents. This Agreement supercedes a July 1997 Non-
Exclusive License Agreement between these parties relating to these OXIS patents.

                                       2
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (c)  Exhibits
              --------

         Exhibit 10.1  Agreement dated October 15, 1999, by and between OXIS
                       International, Inc. and Enzon, Inc.

                                       3

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 24, 1999                               OXIS INTERNATIONAL, INC.
                                                      (Registrant)


                                                     /s/  Jon S. Pitcher
                                                -----------------------------
                                                  Chief Financial Officer and
                                                  Vice President

                                       4
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                                 EXHIBIT INDEX

                                                                    Page
Exhibit                                                            Number
-------                                                            ------

Exhibit 10.1    Agreement dated October 15, 1999, by and
                between OXIS International, Inc. and Enzon, Inc.      6

                                       5